EXHIBIT 23.1

                               FARBER & HASS, LLP
                               741 SOUTH A STREET
                            OXNARD, CALIFORNIA 93030
                                 (805) 385-3077

April 14, 2004

U.S. Securities and Exchange Commission Division of Corporation Finance 450 Fifth Street, N.W.
Washington, D.C. 20549

Re: IBIZ Technology Corp. - Form S-8

Dear Sir/Madame:

As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 17, 2003 in IBIZ Technology Corp.'s Form 10-KSB for the fiscal year ended October 31, 2002, and to all references to our firm included in this Registration Statement.

Sincerely,





                          /s/ Farber & Hass, LLP
                          --------------------------
                          Farber & Hass, LLP